Exhibit 10.33

PAYMENT UNDERTAKING

dated 7 December 2006

between

FLEETCOR TECHNOLOGIES, INC

and

CCS ČESKÁ SPOLEČNOST PRO PLATEBNÍ KARTY a.s.

and

BANK AUSTRIA CREDITANSTALT AG

as Arranger

BANK AUSTRIA CREDITANSTALT AG

as Original Lender

BANK AUSTRIA CREDITANSTALT AG

as Facility Agent

HVB BANK CZECH REPUBLIC a.s.

as Security Agent

CMS Cameron McKenna v.o.s.

Karolíny Světlé 25

110 00 Praha 1

Czech Republic

Tel: +420 296 798 111

Fax: +420 221 098 000

www.law-now.com

THIS PAYMENT UNDERTAKING (this “Agreement”) is dated 7 December 2006

BETWEEN:

(1)	FLEETCOR TECHNOLOGIES, INC (registered under the laws of the State of Delaware, the United States of America whose registered office is c/o The Corporate Trust Company, Corporate Trust Centre, 1209 Orange Street, Wilmington, State of Delaware, United States of America) (“FleetCor”);

(2)	CCS ČESKÁ SPOLEČNOST PRO PLATEBNÍ KARTY a.s., (a company registered under the laws of the Czech Republic, whose registered office is at Praha 8, Libeň, Chlumčanského 497/5, postal code 18000, business identification number identification no. 276 05 507, registered in the Municipal Court in Prague, Section B, Insert 11154) (“CCS 2”);

(3)	BANK AUSTRIA CREDITANSTALT AG acting in its capacity as the arranger (the “Arranger”);

(4)	BANK AUSTRIA CREDITANSTALT AG acting in its capacity as the original lender (the “Original Lender”);

(5)	BANK AUSTRIA CREDITANSTALT AG acting in its capacity as facility agent for the Finance Parties (as defined in the Facility Agreement (as defined below) (the “Facility Agent”); and

(6)	HVB BANK CZECH REPUBLIC a.s. acting in its capacity as the security agent of the Finance Parties (the “Security Agent”).

BACKGROUND

(A)	FleetCor and the other parties to this Agreement enter into this Agreement in connection with the Facility Agreement.

(B)	It is intended that this Agreement takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement:

“Acceleration Event” means the Facility Agent exercising any of the rights available to it under clause 20.16 (Acceleration) of the Facility Agreement.

“CCS Group” means the Shareholder and its Subsidiaries.

“Company” means Fenika s.r.o. a company registered under the laws of the Czech Republic, whose registered office is at Praha 1, Jakubská, postal code 110 00, business identification number. 271 54 068, registered in the Municipal Court in Prague, Section C, Insert 100384.

“Compliance Certificate” means a certificate substantially in the form of Schedule 1 (Form of Compliance Certificate) setting out, amongst other things, the calculation of the financial covenant.

“Distribution Date” means the date on which the distribution referred to in paragraph (d) of clause 19.21 (Distributions) of the Facility Agreement occurs.

“Facility Agreement” means the CZK 1,675,000,000 facility agreement dated 7 December 2006 and made between CCS 2, the Company, the Shareholder, the Arranger, the Lenders, the Facility Agent and the Security Agent.

“Group” means FleetCor and its Subsidiaries.

“Insolvency Related Event” means any of the events described in paragraphs (a) to (e) of clause 20.6 (Insolvency) of the Facility Agreement.

“Insolvency Related Proceedings” means any of the proceedings described in sub-paragraphs (a)(i) to (iii) and sub-paragraphs (a)(v) to (viii) of clause 20.7 (Insolvency proceedings) of the Facility Agreement.

“Original Financial Statements” means FleetCor’s financial statements provided pursuant to clause 4.1 (Conditions precedent documents) of the Facility Agreement.

“Party” means a party to this Agreement.

“Payment Support Loan” means a loan provided by FleetCor to CCS 2 which is subordinated to the claims of the Finance Parties against, amongst others, CCS 2 under the terms of the Equity Subordination Agreement.

“Shareholder” means Fleetcor Luxembourg Holding3 S.à.r.l., a société à responsabilité limitée (private limited liability company), duly incorporated under the laws of the Grand Duchy of Luxembourg, with a share capital of EUR 125,000, whose registered office is located at 560A, rue de Neudorf, L-2220 Luxembourg and as at the date of this Agreement in the process of being registered in the Luxembourg Registre de Commerce et des Sociétés (Trade and Companies Register).

a “Shortfall Event” occurs if a Customer Deposit Report shows that the ratio (expressed as a percentage) of the average amount of Cash and Substitutes of CCS 2 to the average amount of Deposits Received is less than 67 per cent.

“Support Amount” means, at any time, Deposits Received minus Cash and Substitutes, at that time.

“US GAAP” means generally accepted accounting principles of the United States of America.

1.2	Construction

(a)	Capitalised terms defined in the Facility Agreement have, unless expressly defined in this Agreement, the same meaning in this Agreement.

(b)	The provisions of clauses 1.2 (Construction) to 1.3 (Czech Terms) of the Facility Agreement apply to this Agreement as though they were set out in full in this Agreement, except that references to the Facility Agreement are to be construed as references to this Agreement.

(c)	Any reference in this Agreement to a “Party” or any other person shall be construed so as to include its successors in title, permitted replacements, permitted assigns and permitted transferees in accordance with their respective interests.

1.3	Finance Documents

FleetCor confirms and agrees that:

(a)	it has received a copy of each Finance Document; and

(b)	it approves of and consents to the transactions contemplated by the Finance Documents.

2.	PAYMENT SUPPORT UNDERTAKING

2.1	Calculation of Customer Deposits

Commencing from the Distribution Date, within five Business Days of the last day of each month (including the month in which the Distribution Date occurs), the Facility Agent will be provided with a Customer Deposit Report pursuant to paragraph (b) of clause 17.4 (Information - miscellaneous) of the Facility Agreement.

2.2	Shortfall Event – provision of Payment Support Loans

(a)	FleetCor irrevocably and unconditionally undertakes with CCS 2 and each Finance Party that, from and including the Distribution Date, if a Shortfall Event occurs it will promptly and in any event no later than the date falling five days after the occurrence of the Shortfall Event provide CCS 2 with a Payment Support Loan in an amount equal to the amount by which the average amount of Cash and Substitutes is less than 67% of the average amount of Deposits Received (each as set out in the relevant Customer Deposits Report and calculated in accordance with the Facility Agreement).

(b)	The average amount of Cash and Substitutes referred to in paragraph (a) above, shall be calculated from the daily balances of Cash and Substitutes and the Customer Deposit Report shall show for each working day in the month the amount of Cash and Substitutes. The average amount of Cash and Substitutes shall be calculated by adding the daily balances of Cash and Substitutes for each working day in a month and then dividing that figure by the number of working days in that month. The average amount of Deposits Received shall be calculated by averaging the amount of Deposits Received on the last day of the month to which the Customer Deposits Report relates and the amount of Deposits Received on the last day of the preceding month. The Customer Deposit Reports shall set out the details of the calculations. If there is a manifest error in the figures set out in a Customer Deposit Report, the Borrowers shall correct such error promptly upon being notified of it by the Facility Agent or becoming aware of the error themselves. In this paragraph (b), the term “working day” means a day (other than a Saturday or Sunday) on which the Borrowers are open for general business.

2.3	Acceleration Event - undertaking

FleetCor irrevocably and unconditionally undertakes with CCS 2 and each Finance Party that, from and including the Distribution Date, upon the occurrence of an Acceleration Event, FleetCor will on demand by CCS 2 or the Facility Agent, promptly provide CCS 2 with a Payment Support Loan in an amount which ensures that CCS 2 receives, in cash, an amount equal to the Support Amount applicable at that time.

2.4	Reinstatement

If any payment by FleetCor or any discharge given by CCS 2 or a Finance Party (whether in respect of the obligations of FleetCor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(a)	the liability of FleetCor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)	CCS 2 and each Finance Party shall be entitled to recover the value or amount of that security or payment from FleetCor, as if the payment, discharge, avoidance or reduction had not occurred.

2.5	Immediate recourse

FleetCor waives any right it may have of first requiring CCS 2 or any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from FleetCor under this Clause. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

2.6	Deferral of FleetCor’s rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, FleetCor will not exercise any rights which it may have by reason of performance by it of its obligations under this Agreement:

(a)	to be indemnified by CCS 2;

(b)	to claim any contribution from any guarantor of CCS 2’s obligations under the Finance Documents; and/or

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

2.7	Limitations

(a)	In this Clause 2.7:

(i)	“fraudulent transfer law” means any applicable United States bankruptcy and State fraudulent transfer and conveyance statute and any related case law; and

(ii)	terms used in this Clause 2.7 are to be construed in accordance with the fraudulent transfer laws

(b)	FleetCor acknowledges that:

(i)	it will receive valuable direct or indirect benefits as a result of the transactions financed by the Finance Documents;

(ii)	those benefits will constitute reasonably equivalent value and fair consideration for the purpose of any fraudulent transfer law; and

(iii)	CCS 2 and each Finance Party has acted in good faith in connection with the undertakings given by FleetCor and the transactions contemplated by this Agreement.

(c)	CCS 2 and each Finance Party agrees that FleetCor’s liability under this Clause is limited so that no obligation of, or transfer by, FleetCor under this Clause is subject to avoidance and turnover under any fraudulent transfer law.

(d)	FleetCor represents and warrants to CCS 2 and each Finance Party that:

(i)	the aggregate amount of its debts (including, within that calculation, its obligations under this Agreement) is less than the aggregate value (being the lesser of fair valuation and present fair saleable value) of its assets;

(ii)	its capital is not unreasonably small to carry on its business as it is being conducted;

(iii)	it has not incurred and does not intend to incur debts beyond its ability to pay as they mature; and

(iv)	it has not made a transfer or incurred any obligation under this Agreement with the intent to hinder, delay or defraud any of its present or future creditors.

(e)	Each representation and warranty in this Clause 2.7:

(i)	is made by FleetCor on the date of this Agreement;

(ii)	is deemed to be repeated by FleetCor on the date of each Request and the first day of each Term; and is, when repeated, applied to the circumstances existing at the time of repetition.

3.	TAXES

3.1	Tax gross-up

(a)	FleetCor must make all payments to be made by it under this Agreement without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	Except as provided below, if a Tax Deduction is required by law to be made by FleetCor, CCS 2 or the Facility Agent, the amount of the payment due from FleetCor will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(c)	If FleetCor is required to make a Tax Deduction, it must make the minimum Tax Deduction allowed by law and must make any payment required in connection with that Tax Deduction within the time allowed by law.

(d)	Within 30 days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, FleetCor must deliver to CCS 2 and the Facility Agent evidence satisfactory to both CCS 2 and the Facility Agent (acting reasonably) that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

3.2	Tax Credit

(a)	Subject to paragraph (b) below, if FleetCor makes a Tax Payment and CCS 2 or the Facility Agent determines that:

(i)	a Tax Credit is attributable to that Tax Payment; and

(ii)	CCS 2 has used and retained that Tax Credit,

CCS 2 must pay an amount to FleetCor which CCS 2 or the Facility Agent determines (in its absolute discretion) will leave CCS 2 (after that payment) in the same after-tax position as it would have been if the Tax Payment had not been required to be made by FleetCor.

(b)	If CCS 2 makes a determination under paragraph (a) above:

(i)	it must submit that determination to the Facility Agent for verification by the Facility Agent; and

(ii)	it must not make any payment under paragraph (a) above, before the Facility Agent has:

(A)	verified that determination; and

(B)	given its consent to CCS 2 making that payment.

4.	REPRESENTATIONS AND WARRANTIES

4.1	Representations and warranties

The representations and warranties set out in this Clause are made by FleetCor to CCS 2 and each Finance Party.

4.2	Status

(a)	It is a limited liability company, duly incorporated and validly existing under the laws of the State of Delaware, the United States of America.

(b)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

4.3	Powers and authority

It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, this Agreement and has the power to perform the transactions contemplated by this Agreement.

4.4	Legal validity

(a)	This Agreement is its legally binding, valid and enforceable obligation.

(b)	This Agreement is in the proper form for its enforcement in the jurisdiction of its incorporation.

4.5	Non-conflict

The entry into and performance by FleetCor of, and the transactions contemplated by, this Agreement do not conflict with:

(a)	any law or regulation applicable to it;

(b)	its or any of its Subsidiaries’ constitutional documents; or

(c)	any document (including any loan or other document relating to Financial Indebtedness) which is binding upon it or any of its Subsidiaries or any of its or its Subsidiaries’ assets,

where such conflict may have a Material Adverse Effect.

4.6	No default

(a)	No Event of Default is outstanding or will result from the entry into of, or the performance of any transaction contemplated by, this Agreement; and

(b)	no other event is outstanding which constitutes a default under any document which is binding on FleetCor or any of its Subsidiaries or any of its or its Subsidiaries’ assets to an extent or in a manner which has or is reasonably likely to have a Material Adverse Effect.

4.7	Pari passu

FleetCor’s payment obligations under this Agreement rank at least pari passu with all its other present and future unsecured and unsubordinated payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

4.8	Authorisations

All authorisations required by FleetCor in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Agreement have been obtained or effected (as appropriate) and are in full force and effect.

4.9	Financial statements

The audited consolidated financial statements of FleetCor most recently delivered to the Facility Agent (which, at the date of this Agreement, are the Original Financial Statements):

(a)	have been prepared in accordance with Clause 5.2 (Form of financial statements); and

(b)	fairly represent its consolidated financial condition as at the date to which they were drawn up,

except, in each case, as disclosed to the contrary in those financial statements.

4.10	No material adverse change

As at the date of this Agreement and on Financial Close, there has been no material adverse change in its consolidated financial condition since 31 December 2005.

4.11	Insolvency

FleetCor is not aware of any steps which have been taken or legal proceedings started or threatened against it for its winding up, dissolution, administration or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of its or any or all of its assets and revenues.

4.12	Taxes on payments

As at the date of this Agreement, all amounts payable by FleetCor under this Agreement may be made without any Tax Deduction.

4.13	Stamp duties

As at the date of this Agreement, no stamp or registration duty or similar Tax or charge is payable in its jurisdiction of incorporation in respect of this Agreement.

4.14	Immunity

(a)	The entry into by FleetCor of this Agreement constitutes, and the exercise by FleetCor of its respective rights and performance of its obligations under this Agreement will constitute, private and commercial acts performed for private and commercial purposes; and

(b)	FleetCor will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to this Agreement.

4.15	No adverse consequences

(a)	It is not necessary under the laws of its jurisdiction of incorporation:

(i)	in order to enable CCS 2 or any Finance Party to enforce its rights under this Agreement; or

(ii)	by reason of the entry into of this Agreement or the performance by FleetCor of its obligations under this Agreement,

that CCS 2 or any Finance Party should be licensed, qualified or otherwise entitled to carry on business in its jurisdiction of incorporation; and

(b)	neither CCS 2 nor any Finance Party is or will be deemed to be resident, domiciled or carrying on business in its jurisdiction of incorporation by reason only of the entry into, performance and/or enforcement of this Agreement.

4.16	Jurisdiction/governing law

(a)	Its:

(i)	irrevocable submission under this Agreement to the jurisdiction of the courts of England;

(ii)	agreement that this Agreement is governed by English law; and

(iii)	agreement not to claim any immunity to which it or its assets may be entitled, are legal, valid and binding under the laws of its jurisdiction of incorporation; and

(b)	any judgment obtained in England will be recognised and be enforceable by the courts of its jurisdiction of incorporation.

4.17	Times for making representations and warranties

(a)	The representations and warranties set out in this Clause are made by FleetCor on the date of this Agreement.

(b)	Unless a representation and warranty is expressed to be given at a specific date, each representation and warranty is deemed to be repeated by FleetCor on the date of each Request and the first day of each Term.

(c)	When a representation and warranty is repeated, it is applied to the circumstances existing at the time of repetition.

5.	INFORMATION COVENANTS

5.1	Financial statements

(a)	FleetCor must supply to the Facility Agent in sufficient copies for all the Lenders:

(i)	its audited consolidated financial statements for each of its financial years; and

(ii)	its interim consolidated financial statements for each of its financial half-years.

(b)	All financial statements referred to in paragraph (a) above, must be supplied as soon as they are available and:

(i)	in the case of audited consolidated financial statements within 120 days; and

(ii)	in the case of interim consolidated financial statements for each financial half-year within 60 days,

of the end of the relevant financial period.

5.2	Form of financial statements

(a)	FleetCor must ensure that each set of financial statements supplied under this Agreement, including the Original Financial Statements:

(i)	are prepared in accordance with US GAAP; and

(ii)	gives (if audited) a true and fair view of, or (if unaudited) fairly represents, its financial condition (consolidated or otherwise) as at the date to which those financial statements were drawn up.

(b)	FleetCor must notify the Facility Agent of any change to the manner in which its audited consolidated financial statements are prepared.

(c)	If requested by the Facility Agent, FleetCor must supply to the Facility Agent:

(i)	a full description of any change notified under paragraph (b) above; and

(ii)	sufficient information to enable the Finance Parties to make a proper comparison between the financial position shown by the set of financial statements prepared on the changed basis and its most recent audited consolidated financial statements delivered to the Facility Agent under this Agreement.

(d)	If requested by the Facility Agent, FleetCor must enter into discussions for a period of not more than 30 days with a view to agreeing any amendments required to be made to this Agreement to place FleetCor and the Finance Parties in the same position as they would have been in if the change had not happened. Any agreement between FleetCor and the Facility Agent will be, with the prior consent of the Majority Lenders, binding on all the Parties.

(e)	If no agreement is reached under paragraph (d) above on the required amendments to this Agreement, FleetCor must supply with each set of its financial statements another set of its financial statements prepared on the same basis as the Original Financial Statements.

5.3	Compliance Certificate

(a)	FleetCor must supply to the Facility Agent a Compliance Certificate with each set of its financial statements sent to the Facility Agent under paragraph (a) of Clause 5.1 (Financial Statements).

(b)	A Compliance Certificate must be signed by the chief financial officer of FleetCor or, failing that, at least one director of FleetCor.

5.4	Information – miscellaneous

FleetCor must supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

(a)	copies of all documents despatched by FleetCor to its creditors generally or any class of them at the same time as they are despatched;

(b)	promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending and which have or might, if adversely determined, have a Material Adverse Effect; and

(c)	promptly on request, such further information regarding the financial condition and operations of FleetCor as any Finance Party through the Facility Agent may reasonably request.

5.5	Notification of Default

FleetCor must notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

5.6	Know your customer requirements

(a)	FleetCor must promptly on the request of any Finance Party supply to that Finance Party any documentation or other evidence which is reasonably requested by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new Lender) to enable a Finance Party or prospective new Lender to carry out and be satisfied with the results of all applicable know your customer requirements.

(b)	Each Lender must promptly on the request of the Facility Agent supply to the Facility Agent any documentation or other evidence which is reasonably required by the Facility Agent to carry out and be satisfied with the results of all know your customer requirements.

(c)	FleetCor is only required to supply any information under paragraph (a) above, if the necessary information is not already available to the relevant Finance Party or the requirement arises as a result of:

(i)	the introduction of any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of FleetCor or any change in the composition of shareholders of FleetCor after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a person that is not a Lender before that assignment or transfer.

6.	GENERAL COVENANTS

6.1	General

FleetCor agrees to be bound by the covenants set out in this Clause relating to it and, where the covenant applies to a Subsidiary of FleetCor, FleetCor must ensure that each of its Subsidiaries performs that covenant.

6.2	Authorisations

FleetCor must promptly:

(a)	obtain, maintain and comply with the terms; and

(b)	supply certified copies to CCS 2 and the Facility Agent,

of any material authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, this Agreement.

6.3	Pari passu ranking

FleetCor must ensure that its payment obligations under this Agreement at all times rank at least pari passu with all its respective other present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

6.4	Change of business

FleetCor must ensure that no substantial change is made to the general nature of the business of FleetCor and its Subsidiaries from that carried on at the date of this Agreement.

6.5	No Restrictions

FleetCor must not:

(a)	enter into any document (including any loan or other document relating to Financial Indebtedness) that would restrict its ability to perform its obligations under this Agreement; or

(b)	amend or agree to amend any document (including any loan or other document relating to Financial Indebtedness) to which it is a party in a manner that would restrict its ability to perform its obligations under this Agreement.

6.6	Headroom

FleetCor must ensure that:

(a)	it has sufficient liquidity available or sufficient headroom under the financial covenants contained in any document or agreement relating to Financial Indebtedness to which it is a party (as a creditor, potential creditor or beneficiary of such Financial Indebtedness) to enable it to make any payment that may become due under this Agreement;

(b)	it is not in default for a period of greater than five Business Days under any loan or other document relating to Financial Indebtedness in an amount equal to or greater than USD 10,000,000 to which it is a party;

(c)	no:

(i)	Insolvency Related Proceedings are commenced; and

(ii)	Insolvency Related Event occurs,

in relation to FleetCor.

6.7	Financial covenant

(a)	In this Clause:

“Consolidated EBITDA” means the consolidated net pre-taxation profits of the Group, adjusted by:

(i)	adding back Interest Payable;

(ii)	deducting Interest Receivable;

(iii)	deducting any extraordinary income;

(iv)	adding back any extraordinary expense; and

(v)	adding back depreciation and amortisation (including amortisation of goodwill).

“Consolidated Total Borrowings” means, in respect of the Group, at any time the aggregate of any moneys borrowed any agreement providing Financial Indebtedness to any member of the Group calculated at the nominal, principal or other amount at which the liabilities would be carried in a consolidated balance sheet of FleetCor drawn up at that time. For the purposes of this definition, the term “Group” means FleetCor and its Subsidiaries other than the CCS Group.

(b)	FleetCor must ensure that the ratio of Consolidated Total Borrowings to Consolidated EBITDA does not exceed 3.0:1.

7.	CHANGES TO THE PARTIES

7.1	Assignments and transfers by FleetCor

FleetCor shall not assign any of its rights or transfer any of its obligations under the Finance Documents.

7.2	Transfers by the Lenders

(a)	FleetCor consents to any transfer or a change in Facility Office made by a Lender under the Facility Agreement.

(b)	Any reference in this Agreement to a Lender includes a New Lender but excludes a Lender if no amount is or may be owed to or by it under the Facility Agreement and its Commitment has been cancelled or reduced to nil.

8.	DISCLOSURE OF INFORMATION

(a)	Each Finance Party must keep confidential any information supplied to it by or on behalf of FleetCor in connection with this Agreement. However, a Finance Party is entitled to disclose information:

(i)	(A)	which is publicly available, other than as a result of a breach by that Finance Party of this Clause;

(B)	in connection with any legal or arbitration proceedings;

(C)	if required to do so under any law or regulation;

(D)	to a governmental, banking, taxation or other regulatory authority;

(E)	to its professional advisers;

(F)	to any rating agency;

(G)	to the extent allowed under paragraph (b) below; or

(H)	with the agreement of FleetCor; or

(ii)	to any of its Affiliates.

(b)	A Finance Party may disclose to any person with whom it may enter, or has entered into, any kind of transfer, participation or other agreement in relation to the Facility Agreement (a “participant”):

(i)	a copy of this Agreement; and

(ii)	any information which that Finance Party has acquired under or in connection with this Agreement, including the Information Package, the reports and reliance letters referred to in schedule 2 (Condition precedent documents) of the Facility Agreement, the Original Financial Statements and the acknowledgment letter from Advent International, each delivered under this Agreement.

However, before a participant may receive any confidential information, it must agree with the relevant Finance Party to keep that information confidential on the terms of paragraph (a) above.

(c)	This Clause supersedes any previous confidentiality undertaking given by a Finance Party in connection with this Agreement prior to it becoming a Party.

9.	NO PERSONAL LIABILITY

CCS 2 and the Finance Parties acknowledge that no officer, director or other representative of FleetCor who certifies any matter will be held personally liable for any statement made in such certification.

10.	PAYMENTS

10.1	Place

Unless this Agreement specifies that payments under it are to be made in another manner, all payments by FleetCor under this Agreement must be made to CCS 2 to its account at such office or bank in Prague, as the Facility Agent may notify to FleetCor for this purpose by not less than five Business Days’ prior notice.

10.2	Funds

Payments under this Agreement must be made for value on the due date.

10.3	Currency

(a)	Unless this Agreement specifies that payments under it are to be made in a different manner, the currency of each amount payable under this Agreement is determined under this Clause.

(b)	Amounts payable in respect of Taxes, fees, costs and expenses are payable in the currency in which they are incurred.

(c)	Each other amount payable under this Agreement is payable in Czech Korunas.

10.4	No set-off or counterclaim

All payments made by FleetCor under this Agreement must be calculated and made without (and free and clear of any deduction for) set-off or counterclaim.

10.5	Business Days

(a)	If a payment under this Agreement is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not) or whatever day the Facility Agent determines is market practice.

(b)	During any extension of the due date for payment of any amount under this Agreement interest is payable on that amount at the rate of one month EURIBOR plus 3 per cent.

10.6	Timing of payments

If this Agreement does not provide for when a particular payment is due, that payment will be due within three Business Days of demand by the Facility Agent.

11.	EVIDENCE AND CALCULATIONS

11.1	Accounts

Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

11.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under this Agreement will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

11.3	Calculations

Any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or otherwise, depending on what the Facility Agent determines is market practice.

12.	SEVERABILITY

If a term of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any jurisdiction, that will not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other term of this Agreement; or

(b)	the legality, validity or enforceability in other jurisdictions of that or any other term of this Agreement.

13.	AMENDMENTS AND WAIVERS

13.1	Procedure

(a)	Except as provided in Clause 13.2 (Exceptions), any term of this Agreement may be amended or waived with the agreement of FleetCor, CCS 2 and the Majority Lenders. The Facility Agent may effect, on behalf of any Finance Party, an amendment or waiver allowed under this Clause.

(b)	The Facility Agent must promptly notify the other Finance Parties of any amendment or waiver effected by it under paragraph (a) above. Any such amendment or waiver is binding on all the Parties.

13.2	Exceptions

An amendment or waiver which relates to:

(a)	Clause 2 (Payment support undertaking); or

(b)	a release of FleetCor from any of its obligations under this Agreement; or

(c)	this Clause,

may only be made with the consent of all the Lenders.

13.3	Change of currency

If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), this Agreement will be amended to the extent the Facility Agent (acting reasonably and after consultation with FleetCor) determines is necessary to reflect the change.

13.4	Waivers and remedies cumulative

(a)	The rights of each Finance Party under this Agreement:

(i)	may be exercised as often as necessary;

(ii)	are cumulative and not exclusive of its rights under the general law; and

(iii)	may be waived only in writing and specifically.

Delay in exercising or non-exercise of any right is not a waiver of that right.

(b)	CCS 2 may not, without the consent of the Majority Lenders:

(i)	waive any of its rights; or

(ii)	agree to discharge FleetCor from any of its obligations,

under this Agreement.

14.	COUNTERPARTS

This Agreement may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

15.	NOTICES

15.1	In writing

(a)	Any communication in connection with this Agreement must be in writing and, unless otherwise stated, may be given:

(i)	in person, by post or fax; or

(ii)	to the extent agreed by the Parties making and receiving communication, by e-mail or other electronic communication.

(b)	For the purpose of this Agreement, an electronic communication will be treated as being in writing.

(c)	Unless it is agreed to the contrary, any consent or agreement required under this Agreement must be given in writing.

15.2	Contact details

(a)	Except as provided below, the contact details of each Party for all communications in connection with this Agreement are those notified by that Party for this purpose to the Facility Agent on or before the date it becomes a Party.

(b)	The contact details of the FleetCor for this purpose are:

Address:	655 Engineering Drive Suite 300

Norcross Ga. 30092

United States of America

Attention:	Eric Dey (Tel: + 1 678 966 5562, email: edey@fleetcor.com)

(c)	The contact details of CCS 2 for this purpose are:

Address:	Praha 8, Libeň, Chlumčanského 497/5, postal code 18000

Fax number:	+ 1 770 449 3471

Attention:	Ken Greenway (Tel: +1 800 877 9021 extension 19095, email:

ken.greenway@fleetcor.com)

Copied to:	Fleetcor Technologies Inc.

Address:	655 Engineering Drive Suite 300, Norcorss Ga. 30092, United States of America

Fax number:	+ 1 770 449 3471

Attention:	Eric Dey (Tel: +1 678 966 5562, email: edey@fleetcor.com)

Email: ken.greenway@fleetcor.com)

(d)	The contact details of the Facility Agent for this purpose are:

Address:	Bank Austria Creditanstalt AG

Schottengasse 6

A-1010 Vienna

Austria

Fax number:	+43 (0) 50505 44209 Phone: +43 (0) 50505 42875

E-mail:	sophie.wille@ba-ca.com

Attention:	Ms. Sophie Wille.

(e)	Any Party may change its contact details by giving five Business Days’ notice to the Facility Agent or (in the case of the Facility Agent) to the other Parties.

(f)	Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

15.3	Effectiveness

(a)	Except as provided below, any communication in connection with this Agreement will be deemed to be given as follows:

(i)	if delivered in person, at the time of delivery;

(ii)	if posted, five days after being deposited in the post, postage prepaid, in a correctly addressed envelope;

(iii)	if by fax, when received in legible form; and

(iv)	if by e-mail or any other electronic communication, when received in legible form.

(b)	A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

(c)	A communication to the Facility Agent will only be effective on actual receipt by it.

16.	LANGUAGE

(a)	Any notice given in connection with this Agreement must be in English.

(b)	Any other document provided in connection with this Agreement must be:

(i)	in English; or

(ii)	(unless the CCS 2 and the Facility Agent otherwise agree) accompanied by a certified English translation. In this case, the English translation prevails unless the document is a statutory or other official document.

17.	GOVERNING LAW

This Agreement is governed by English law.

18.	ENFORCEMENT

18.1	Jurisdiction

(a)	The English courts have exclusive jurisdiction to settle any dispute in connection with this Agreement.

(b)	The English courts are the most appropriate and convenient courts to settle any such dispute in connection with this Agreement. FleetCor agrees not to argue to the contrary and waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with this Agreement.

(c)	This Clause is for the benefit of the Finance Parties only. To the extent allowed by law, the Finance Parties may take:

(i)	proceedings in any other court; and

(ii)	concurrent proceedings in any number of jurisdictions.

(d)	References in this Clause to a dispute in connection with this Agreement includes any dispute as to the existence, validity or termination of this Agreement.

18.2	Service of process

(a)	FleetCor irrevocably appoints Law Debenture Corporate Services Limited at its registered office (being, on the date of this Agreement, Fifth Floor, 100 Wood Street, London EC2V 7EX, England) as its agent under this Agreement for service of process in any proceedings before the English courts in connection with this Agreement.

(b)	If any person appointed as process agent under this Clause is unable for any reason to so act, FleetCor must immediately (and in any event within 10 Business Days of the event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another process agent for this purpose.

(c)	FleetCor agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

(d)	This Clause does not affect any other method of service allowed by law.

18.3	Waiver of immunity

FleetCor irrevocably and unconditionally:

(a)	agrees not to claim any immunity from proceedings brought by CCS 2 or a Finance Party against it in relation to this Agreement and to ensure that no such claim is made on its behalf;

(b)	consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

(c)	waives all rights of immunity in respect of it or its assets.

18.4	Waiver of trial by jury

EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY COURT.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

FORM OF COMPLIANCE CERTIFICATE

To:	BANK AUSTRIA CREDITANSTALT AG as Facility Agent CCS 2

From:	FLEETCOR TECHNOLOGIES, INC (“FleetCor”)

Date: [—]

Payment Undertaking dated 7 December 2006 and made between, amongst others, FleetCor, CCS 2 and the Facility Agent (the “Agreement”)

1.	We refer to the Agreement. This is a Compliance Certificate.

2.	We confirm that as at [date of most recent annual financial statements supplied under the Agreement] Consolidated EBITDA was [—]; and Consolidated Total Borrowings was [—]; therefore, the ratio of Consolidated Total Borrowings to Consolidated EBITDA was [—] to 1.

3.	We set out below calculations establishing the figures in paragraph 2 above:

[—].

4.	We certify that, as at [—]:

(a)	the representations and warranties set out in clause 6 (Representations and warranties) of the Agreement are correct in all material respects;

(b)	FleetCor is in compliance with its obligations under:

(i)	clause 6.5 (No restrictions) of the Agreement; and

(ii)	clause 6.6 (Headroom) of the Agreement; and

(c)	no Default is outstanding.[1]

[—]

By:

[NAME]

[TITLE (e.g. CEO/DIRECTOR OF FLEETCOR TECHNOLOGIES, INC)]

1	If any of these statements cannot be made, the certificate should identify the circumstances that mean that the statement cannot be made and steps, if any, being taken to remedy it.

SIGNATORIES

FleetCor

EXECUTED as a deed by		)
FLEET COR TECHNOLOGIES, INC		)
acting by Martin Drvoštěp pursuant to a power of attorney		)	/s/ Martin Drvoštěp
dated 20 November 2006 acting under the authority of		)
that company, in the presence of Petr Pavelec		)

Witness’s signature:
Name: Petr Pavelec
Address: Na Vyhlídce 294, Vyšší Brod 382 74			/s/ Petr Pavelec
Occupation: advocate trainee

CCS 2

EXECUTED as a deed by CCS ČESKÁ		)
SPOLEČNOST PRO PLATEBNÍ KARTY a.s.		)
acting by William Kendal Greenway acting under		)	/s/ William Kendal Greenway
the authority of that company, in the presence		)
of Petr Pavelec		)

Witness’s signature:
Name: Petr Pavelec
Address: Na Vyhlídce 294, Vyšší Brod 382 74			/s/ Petr Pavelec
Occupation: advocate trainee

The Arranger

BANK AUSTRIA CREDITANSTALT AG

By:	Thomas Wilfling		/s/ Thomas Wilfling

pursuant to a power of attorney

By:	Aleksander Majewski		/s/ Aleksander Majewski

pursuant to a power of attorney

The Original Lender

BANK AUSTRIA CREDITANSTALT AG

By:	Thomas Wilfling	/s/ Thomas Wilfling

pursuant to a power of attorney

By:	Aleksander Majewski	/s/ Aleksander Majewski

pursuant to a power of attorney

The Facility Agent

BANK AUSTRIA CREDITANSTALT AG

By:	Thomas Wilfling	/s/ Thomas Wilfling

pursuant to a power of attorney

By:	Aleksander Majewski	/s/ Aleksander Majewski

pursuant to a power of attorney

The Security Agent

HVB BANK CZECH REPUBLIC a.s.

By:	Ing. Markéta Takosová	/s/ Markéta Takosová

pursuant to a power of attorney

By:	Ing. Štěpán Matějka	/s/ Štěpán Matějka

pursuant to a power of attorney